Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

FIRST QUARTER 2008 RESULTS

•                  Reported earnings per share of $(0.03); adjusted earnings per share of $0.11

•                  Adjusted operating margins improve despite sales declines in U.S., U.K.

•                  Office Products integration complete; European business returned to profitability

LINCOLNSHIRE, ILLINOIS, May 7, 2008 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its first quarter 2008 results.

First quarter net sales declined 4%, to $427.0 million from $445.9 million in the previous year’s quarter.  Adjusting for foreign currency translation and both the divestiture and exit of low-margin business, comparable sales declined 8%.  The decline was due to previously reported lost product placements, lower consumer demand, and related customer inventory adjustments.  Reported net loss, including charges, was $(1.8) million, or $(0.03) per diluted share, compared to net income of $0.2 million, or $0.00 per diluted share in the prior-year quarter.  Excluding charges, adjusted earnings per share were $0.11, compared to $0.12 in 2007’s first quarter.

“Our first quarter sales were clearly impacted by the negative economic climate in the United States and the United Kingdom,” said David D. Campbell, chairman and chief executive officer.  “Nevertheless, the company’s adjusted operating margin improved slightly, with the realization of greater synergy savings in the quarter and lower long-term compensation expense, offset by adverse volume leverage.

“The integration of our Office Products business is now complete, and related synergy savings will continue to flow to the bottom line throughout 2008,” Campbell added.  “Our new U.S. and European distribution centers are fully operational and our European business has returned to profitability. We continue to take a long-term view by funding investments in the business, while trimming short-term expenses as we carefully navigate the current choppy economic climate.  Despite the external challenges, we still expect to generate strong free cash flow this year, in the range of $90 million to $110 million.”

Results of Business Segments

Office Products Group

Office Products net sales decreased 8% to $200.9 million from $217.3 million.  Adjusting for the exit of non-strategic business as well as for currency, Office Products comparable sales decreased 10%.  The decline reflected the previously reported lost product placements and planned exits, together with weaker demand and related customer inventory reductions.

Office Products reported operating income was $6.7 million, compared to $11.4 million in the prior-year quarter.  Adjusted operating income declined to $12.3 million from $17.3 million a year ago, and adjusted operating income margin decreased to 6.1% from 7.9%.  Lower sales volumes drove the decline.

Document Finishing Group

Document Finishing net sales decreased 2% to $134.3 million, compared to $137.7 million in the prior-year quarter.  Adjusting for favorable currency, Document Finishing comparable sales decreased 8%.  The majority of the sales decline was in the indirect channel and, as with Office Products, reflected the previously reported lost product placements and planned exits, together with weaker demand and related customer inventory reductions.

Document Finishing reported operating income decreased to $2.8 million, compared to $3.7 million in the prior-year quarter.  Adjusted operating income increased 24% to $7.2 million from $5.8 million, and adjusted operating income margin increased 120 basis points to 5.4%.  The improvement resulted from lower product costs, synergy savings, and favorable mix.

Computer Products Group

Computer Products net sales decreased 3% to $48.0 million, compared to $49.4 million in the prior-year quarter.  Adjusting for currency and the exit of non-strategic business, comparable sales declined 8%.  The decline was the result of CompUSA store closings, weaker demand and related customer inventory reductions, including lower consumer demand for iPod® accessories.

Computer Products reported operating income increased 16% to $6.5 million, from $5.6 million in the prior-year quarter.  Adjusted operating income increased 17% to $7.7 million from $6.6 million and adjusted operating income margin increased to 16.0%, from 13.3%.  The margin improvement was driven by $0.8 million income from a final recovery of prior-period royalties that benefited both sales and operating income, the mix of products sold, and expense management.

Commercial Laminating Solutions Group

Commercial Laminating Solutions net sales increased 6% to $43.8 million, compared to $41.5 million in the prior-year quarter.  On a constant currency basis, sales decreased 1%. While market pricing has begun to stabilize, volume declined as a result of increased backorders in Europe related to a supply chain transition. Volume is expected to recover in the second quarter.

Commercial Laminating Solutions reported operating income of $0.9 million, compared to $0.6 million in the prior-year quarter.  Adjusted operating income declined slightly to $0.5 million from $0.8 million and margins declined to 1.1% from 1.9%, principally due to severance costs unrelated to the company’s restructuring program.

Business Outlook

As previously communicated on February 13, 2008, ACCO Brands believes that current business plans and ongoing de-leveraging should result in longer-term growth rates comprising revenue growth of low- to mid-single-digits, operating income growth of low double-digits, and double-digit earnings-per-share growth.   Results in 2008 and 2009 will continue to benefit from integration synergy savings.  As a result of continued economic uncertainty, the company now anticipates weak demand continuing throughout 2008.  Consequently, the company expects 2008 sales, with the benefit of currency, to be close to flat, but down mid-single digits on a constant currency basis, with adjusted EBITDA growth of mid-single- to low double-digits, and earnings-per-share growth ranging from flat to low double-digits.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s first quarter results.  The call will be broadcast live via webcast.  The webcast can be accessed through the Investor Relations section of www.accobrands.com.  The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring and restructuring-related items, and unusual tax items.  Adjusted results for 2007 also exclude the impact of adjustments to net sales related to a correction in accounting for certain prior-period customer program costs.  Adjusted supplemental EBITDA excludes restructuring and restructuring-related items, prior-period sales adjustments and other non-operating items, including minority interest expense, other income/expense and stock-based compensation expense.  The company has changed its presentation of adjusted supplemental EBITDA to include the equity in earnings of joint ventures as this provides a better indication of cash generation.  Adjusted results and supplemental EBITDA are non-GAAP measures.  There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure.  Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives.  Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year.  These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion.  Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others.  Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; the results of the strategic review being made by the company of its Commercial Laminating Solutions business and whether any transaction will be completed, or any other action taken by the company, as a result thereof; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results

(Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended March 31,
	2008			2007
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$427.0	$—	$427.0	$445.9	$1.7	$447.6	(4)%	(5)%
Cost of products sold	300.9	(3.1)	297.8	316.7	(3.0)	313.7	(5)%	(5)%
Advertising, selling, general and administrative expenses	107.5	(2.5)	105.0	112.9	(3.8)	109.1	(5)%	(4)%
Amortization of intangibles	2.5	—	2.5	2.6	—	2.6	(4)%	(4)%
Restructuring and asset impairment charges	5.2	(5.2)	—	0.7	(0.7)	—	NM	NM
Operating income	10.9	10.8	21.7	13.0	9.2	22.2	(16)%	(2)%
Interest expense	16.1	—	16.1	14.9	—	14.9	8%	8%
Equity in (earnings) of joint ventures	(1.7)	—	(1.7)	(1.1)	—	(1.1)	55%	55%
Other (income) expense, net	(0.9)	—	(0.9)	0.2	—	0.2	NM	NM
Income (loss) before income taxes and minority interest	(2.6)	10.8	8.2	(1.0)	9.2	8.2	160%	—%
Income tax expense (benefit)	(0.8)	3.0	2.2	(1.3)	2.9	1.6	(38)%	38%
Minority interest, net of tax	—	—	—	0.1	—	0.1	(100)%	100%
Net income (loss)	$(1.8)	$7.8	$6.0	$0.2	$6.3	$6.5	NM	(8)%

Basic earnings (loss) per common share	$(0.03)		$0.11	$—		$0.12	NM	(8)%
Diluted earnings (loss) per common share:	$(0.03)		$0.11	$—		$0.12	NM	(8)%

Weighted average number of shares outstanding:
Basic	54.1		54.1	53.9		53.9
Diluted	54.1		54.5	54.9		54.9

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended March 31,
	2008		2007
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.5%	30.3%	29.0%	29.9%
Advertising, selling, general and administrative	25.2%	24.6%	25.3%	24.4%
Operating income	2.6%	5.1%	2.9%	5.0%
Income (loss) before income taxes and minority interest	(0.6)%	1.9%	(0.2)%	1.8%
Net income (loss)	(0.4)%	1.4%	0.0%	1.5%
Income tax rate	30.8%	26.8%	130.0%	19.5%

(A)      Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.

Reconciliation of Adjusted Supplemental EBITDA to Net Income (Loss)

(Unaudited)

(In millions of dollars)

	Three Months Ended March 31,
	2008	2007	% Change
Net income (loss)	$(1.8)	$0.2	NM
Prior period sales adjustment	—	1.7	(100)%
Restructuring and asset impairment charges	5.2	0.7	NM
Restructuring-related charges included in Cost of products sold	3.1	3.0	3%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	2.5	3.8	(34)%
Income taxes impact of adjustments	(3.0)	(2.9)	3%
Adjusted net income	6.0	6.5	(8)%
Interest expense, net	16.1	14.9	8%
Adjusted income tax expense	2.2	1.6	38%
Depreciation (B)	9.0	8.0	13%
Amortization of intangibles	2.5	2.6	(4)%
Minority interest expense, net of taxes	—	0.1	100%
Other (income) expense, net (C)	(0.9)	0.2	NM %
Stock-based compensation expense	0.9	3.7	(76)%
Adjusted supplemental EBITDA (C)	$35.8	$37.6	(5)%

Adjusted supplemental EBITDA as a % of Net Sales	8.4%	8.4%

(B)        Represents total depreciation less depreciation of $0.3 million and $0.2 million for the three months ended March 31, 2008 and 2007, respectively, that have been included in restructuring-related costs, which are excluded from adjusted net income.

(C)        The Company has changed its presentation of Adjusted Supplemental EBITDA to include the equity in earnings of its joint ventures as this provides a better indication of cash generation.  The Company had previously reported the equity in earnings of its joint ventures in “Other (income) expense, net” on its Consolidated Statements of Operations.  As a result, we have reclassified certain prior period amounts within “Other (income) expense, net” to conform to the current presentation.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

			2008					2007					Changes
	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Adjusted Net Sales(A)	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points
Q1:
Office Products	$200.9	$6.7	$5.6	$12.3	6.1%	$218.8	$11.4	$5.9	$17.3	7.9%	$(17.9)	(8)%	$(5.0)	(29)%	(180)
Document Finishing	134.3	2.8	4.4	7.2	5.4%	137.7	3.7	2.1	5.8	4.2%	(3.4)	(2)%	1.4	24%	120
Computer Products	48.0	6.5	1.2	7.7	16.0%	49.6	5.6	1.0	6.6	13.3%	(1.6)	(3)%	1.1	17%	270
Commercial Laminating Solutions	43.8	0.9	(0.4)	0.5	1.1%	41.5	0.6	0.2	0.8	1.9%	2.3	6%	(0.3)	(38)%	(80)
Corporate	—	(6.0)	—	(6.0)		—	(8.3)	—	(8.3)		—		2.3
Total	$427.0	$10.9	$10.8	$21.7	5.1%	$447.6	$13.0	$9.2	$22.2	5.0%	$(20.6)	(5)%	$(0.5)	(2)%	10

(A) Q1 2007 net sales are presented on an adjusted basis to exclude the impact of adjustments related to certain prior-period customer program costs.  The reconciliations by segment for each of these periods is as follows:

	Q1 2007 Sales
	Reported	(A)	Adjusted
Office Products	$217.3	$1.5	$218.8
Document Finishing	137.7	—	137.7
Computer Products	49.4	0.2	49.6
Commercial Laminating Solutions	41.5	—	41.5
Total	$445.9	$1.7	$447.6

ACCO Brands Corporation

Supplemental 2008 Net Sales Growth Analysis

(Unaudited)

	Percent Change – Sales
	Adjusted Net Sales Growth	Currency Translation	Exited/ Divested Businesses	Comparable Sales Growth	Price	Volume
Q1 2008:
Office Products	(8.2)%	4.9%	(3.1)%	(10.0)%	2.7%	(12.7)%
Document Finishing	(2.4)%	5.8%	—%	(8.2)%	1.1%	(9.3)%
Computer Products	(3.2)%	5.4%	(0.4)%	(8.2)%	(0.2)%	(8.0)%
Commercial Laminating Solutions	5.5%	6.5%	—%	(1.0)%	0.7%	(1.7)%
Total	(4.6)%	5.3%	(1.5)%	(8.4)%	1.7%	(10.1)%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	March 31, 2008
Current debt obligations, including current portion of long-term debt	$82.2
Long-term debt obligations	748.8
Total outstanding debt	831.0
Less: cash and cash equivalents	38.6
Net debt	$792.4

Rollforward of Outstanding Debt	Three Months Ended March 31, 2008
Balance, beginning of period	$775.3
Incremental borrowings	53.9
Impact of change in FX rates	3.2
Discount on prepayment of bonds	(1.4)
Balance, end of period	$831.0

Leverage Ratio (Debt to EBITDA)	Twelve Months Ended March 31, 2008
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$224.9
Net debt (see above)	$792.4

Leverage (net debt divided by TTM adjusted supplemental EBITDA)	3.5

Interest Coverage Ratio (EBITDA to Interest)	Twelve Months Ended March 31, 2008
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$224.9
Trailing twelve months interest expense, net of interest income (A)	$65.3

Interest coverage (TTM adjusted supplemental EBITDA divided by TTM interest expense)	3.4

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended March 31, 2008
Current assets, excluding cash and cash equivalents (B)	$749.1
Current liabilities, excluding current debt obligations (C)	410.1
Net working capital	$339.0

Trailing twelve months (TTM) adjusted net sales (A)	$1,919.1

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	17.7%

(A)   Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year.  These measures may be inconsistent with similar measures presented by other companies.  See page 10 for a reconciliation of trailing twelve months supplemental EBITDA to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.

(B)    Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.

(C)    Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended March 31,
	2008	2007
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$9.3	$8.2
Intangible amortization expense	$2.5	$2.6
Stock-based compensation expense	$0.9	$3.7

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$16.3	$9.0
Restructuring and integration activities	$14.8	$12.8

ACCO Brands Corporation

Reconciliation of Trailing Twelve Months Adjusted Supplemental EBITDA to Net Income (Loss)

(Unaudited)

(In millions of dollars)

	Three Months Ended				Trailing
	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	Twelve Months Metrics

Adjusted net sales	$464.9	$493.8	$533.4	$427.0	$1,919.1

Net income (loss)	$4.5	$8.7	$(14.1)	$(1.8)	$(2.7)
Prior-period sales adjustment	—	(0.9)	—	—	(0.9)
Restructuring and asset impairment charges	2.4	11.4	8.6	5.2	27.6
Restructuring-related charges included in COS	4.1	3.1	7.0	3.1	17.3
Restructuring-related charges included in SG&A	4.6	4.5	3.4	2.5	15.0
Goodwill impairment	—	—	35.1	—	35.1
Income taxes adjustments	(3.9)	(5.7)	(3.8)	(3.0)	(16.4)

Adjusted net income	$11.7	$21.1	$36.2	$6.0	$75.0

Interest expense, net	16.0	16.5	16.7	16.1	65.3
Adjusted income taxes	5.2	10.3	15.2	2.2	32.9
Depreciation expense (A)	8.0	8.6	8.2	9.0	33.8
Amortization of intangibles	2.7	2.6	2.5	2.5	10.3
Minority interest, net of tax	0.2	0.2	0.1	—	0.5
Other (income) expense, net (B)	(0.3)	(1.0)	0.7	(0.9)	(1.5)
Stock-based compensation expense	4.1	2.5	1.1	0.9	8.6

Adjusted supplemental EBITDA (B)	$47.6	$60.8	$80.7	$35.8	$224.9

(A)    Represents total depreciation less depreciation of $0.2 million, $0.2 million, $0.7 million and $0.3 million for the three months ended June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

(B)    The Company has changed its presentation of Adjusted Supplemental EBITDA to include the equity in earnings of its joint ventures as this provides a better indication of cash generation.  The Company had previously reported the equity in earnings of its joint ventures in “Other (income) expense, net” on its Consolidated Statements of Operations.  As a result, we have reclassified certain prior period amounts within “Other (income) expense, net” to conform to the current presentation.